                                                              Exhibit 99.B(d)(5)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

SERIES                                        ANNUAL SUB-ADVISORY FEE
------                                        -----------------------
Series D-N                               0.1125% during the offering period
                                        0.2700% during the guarantee period

Series P-V                               0.1125% during the offering period
                                        0.2700% during the guarantee period